UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 7, 2007
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

    On May 7, 2007, TIB Financial Corp. issued a press release announcing the appointment of Michael D. Carrigan as Chief Executive Officer and President of its wholly-owned subsidiary TIB Bank.  A copy of the press release is attached to this filing as Exhibit 99.1.  Mr. Carrigan's current compensation arrangements are detailed in the Proxy statement filed by the Company on March 20, 2007.

    Mr. Carrigan, 55, has served as Chief Executive Officer of the Florida Keys/South Miami Dade markets since October 15, 2006.  Prior to that he served as the Executive Vice President of TIB Bank and President, Monroe/Miami-Dade Counties since joining the bank in February 2004. From 2000 until joining the bank, he was an Equity Partner and consultant with Bennington Partners, Inc., a bank consulting firm specializing in commercial loan review and loan portfolio management. From 1993 to 2000, he was President, Chief Executive Officer and Director with New Milford Bank & Trust Company of Connecticut, a $400 million publicly traded bank, which was acquired by Summit Bank (now Bank of America) in the first quarter of 2000. From 1987 to 1993, Mr. Carrigan was Executive Vice President and Senior Lending Officer at UST Bank/Connecticut, a subsidiary of US Trust.

ITEM 7.01 REGULATION FD DISCLOSURE

    On May 7, 2007, TIB Financial Corp. issued a press release announcing the appointment of Michael D. Carrigan as Chief Executive Officer and President of its wholly-owned subsidiary TIB Bank.  A copy of the press release is attached to this filing as Exhibit 99.1.   All information in the press release, appearing in Exhibit 99.1, is furnished but not filed pursuant to Regulation FD

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

99.1 Press release dated May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: May 9, 2007	By:	/s/ Edward V. Lett
Edward V. Lett
President and Chief Executive Officer